AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 25, 2013

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

REGISTRATION STATEMENT

ON FORM S-8

UNDER

THE SECURITIES ACT OF 1933

CLICKSOFTWARE TECHNOLOGIES LTD.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

ISRAEL	NOT APPLICABLE
(STATE OR OTHER JURISDICTION OF	(I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)	IDENTIFICATION NUMBER)

94 EM HAMOSHAVOT ROAD

PETACH TIKVA, 49527 ISRAEL

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

2000 SHARE OPTION PLAN, AS AMENDED

(FULL TITLE OF THE PLAN)

CLICKSOFTWARE, INC.

35 CORPORATE DRIVE SUITE 400

BURLINGTON, MA 01803

(781) 272-5903

(NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

COPIES TO:

HOWARD BERKENBLIT, ESQ.	IAN ROSTOWSKY, ESQ
ODED HAR-EVEN, ESQ.	AMIT, POLLAK, MATALON & CO.
SULLIVAN & WORCESTER LLP	NITSBA TOWER, 19TH FL.
ONE POST OFFICE SQUARE	17 YITZHAK SADEH ST.
BOSTON, MA 02109	TEL-AVIV 67775
ISRAEL

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

☐ Large Accelerated Filer	☒ Accelerated Filer	☐ Non-Accelerated Filer	☐ Smaller Reporting Company
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO BE REGISTERED	PROPOSED AMOUNT TO BE REGISTERED(1)	MAXIMUM OFFERING PRICE PER SHARE(2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE(2)	AMOUNT OF REGISTRATION FEE

Ordinary Shares, NIS 0.02 par value, to be issued under the 2000 Share Option Plan, as amended and restated as of July 15, 2010.	800,000	$8.32	$6,656,000	$907.88

(1)	Pursuant to Rule 416(a) and (b) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional ordinary shares which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction which results in an increase in the number of the outstanding ordinary shares.

(2)	Calculated in accordance with Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based on the price of $8.32 per share, which was the average of the high and low price per Ordinary Share as reported on the Nasdaq Global Select Market on March 20, 2013.

EXPLANATORY NOTE

On July 21, 2000, ClickSoftware Technologies Ltd. (the "Registrant" or the "Company") filed a Registration Statement on Form S-8 (File No. 333-42000) with the Securities and Exchange Commission (the "Commission") to register an aggregate of 4,724,584 ordinary shares of the Registrant that may be issued pursuant to the Registrant's 1996 Option Plan, 1997 Option Plan,1998 Option Plan, 1999 Option Plans, 2000 U.S. Option Plan, 2000 Israeli Plan and 2000 Share Option Plan as well as 800,000 ordinary shares which may be issued under the Registrant’s 2000 Employee Share Purchase Plan.

Pursuant to the 2000 Share Option Plan, as amended, the number of ordinary shares made available under the 2000 Share Option Plan will be automatically increased on the first day of the Company's fiscal year to equal the lesser of: (i) 5% of the outstanding ordinary shares on such date, (ii) 1,250,000 ordinary shares, and (iii) an amount determined by the Company’s board of directors (the “Evergreen Mechanism”).

Accordingly, the number of ordinary shares reserved under the 2000 Share Option Plan was increased by 400,000 ordinary shares effective January 1, 2004. In addition, in September 2003, the Company’s board of directors adopted a resolution to increase the number of ordinary shares made available under the 2000 Employee Share Purchase Plan by 250,000 ordinary shares. The Registrant’s Employee Share Purchase Plan expired in 2010. On April 29, 2004, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-115003) to register an additional 650,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended, and the 2000 Employee Share Purchase Plan.

In accordance with the Evergreen Mechanism, the number of ordinary shares reserved under the 2000 Share Option Plan was increased by 450,000 ordinary shares effective January 1, 2006. On June 29, 2006, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-135435) to register an additional 450,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 15, 2007, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-141307) to register an additional 1,250,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 20, 2008, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-149825) to register an additional 1,250,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On April 28, 2009, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-158839) to register an additional 900,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On April 13, 2010, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-166028) to register an additional 800,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 31, 2011, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-173200) to register an additional 800,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended. On March 29, 2012, the Registrant filed with the Commission a Registration Statement on Form S-8 (File No. 333-180433) to register an additional 800,000 ordinary shares of the Registrant that may be issued pursuant to the 2000 Share Option Plan, as amended.

Effective as of January 1, 2013, the Company’s board of directors, in accordance with option (iii) of the Evergreen Mechanism described above, determined that the annual increase in the number of shares reserved under the 2000 Share Option Plan, as amended, shall be an additional 800,000 ordinary shares.

The Registrant is filing this Registration Statement on Form S-8 to register an additional 800,000 ordinary shares of the Company, which may be issued upon the exercise of options which have been granted or may hereafter be granted under the 2000 Share Option Plan.

Pursuant to General Instruction E to Form S-8, the contents of the Registration Statements previously filed with the Commission relating to the 2000 Share Option Plan referred to above are incorporated by reference, except as revised herein.

 PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 and the introductory note to Part I of Form S-8, in each case under the Securities Act of 1933.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

(a) Annual Report on Form 20-F for the fiscal year ended December 31, 2012 filed with the Commission on March 21, 2013; and

(b) The description of the Registrant’s ordinary shares contained in the Registration Statement on Form 8-A filed with the Commission on June 19, 2000, including any amendment or report filed which updates such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934 after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

Item 8. Exhibits.

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	2000 Share Option Plan, as amended and restated
4.2(2)	Memorandum of Association
4.3(3)	Articles of Association of ClickSoftware Technologies Ltd., amended and restated as of July 15, 2010
5.1	Opinion of Amit, Pollak, Matalon & Co.
23.1	Consent of Brightman Almagor Zohar & Co., Independent Auditor
23.2	Consent of Amit, Pollak, Matalon & Co. (contained in Exhibit 5.1)
24.1	Power of Attorney (included in signature page to this Registration Statement)

(1)	Incorporated by reference to the Registrant's Proxy Statement for its 2010 Annual Shareholders Meeting filed with the SEC on Form 6-K on June 2, 2010.
(2)	Incorporated by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2011.
(3)	Incorporated by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Petach Tikva, Israel, on March 19, 2013.

CLICKSOFTWARE TECHNOLOGIES LTD.

By:	/s/ MOSHE BENBASSAT
Moshe BenBassat
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Moshe BenBassat and Shmuel Arvatz, jointly and severally, his attorneys-in-fact, each with full power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Moshe BenBassat	Chairman of the Board of Directors &	March 19, 2013
Moshe BenBassat	Chief Executive Officer
(Principal Executive Officer)

/s/ Shmuel Arvatz	Chief Financial Officer (Principal	March 19, 2013
Shmuel Arvatz	Financial and Accounting Officer)

/s/ Shai Beilis	Director	March 19, 2013
Shai Beilis

/s/ Nira Dror	Director	March 19, 2013
Nira Dror

/s/ Israel Borovich	Director	March 19, 2013
Israel Borovich

/s/ Shlomo Nass	Director	March 19, 2013
Shlomo Nass

/s/ Menahem Shalgi	Director	March 19, 2013
Menahem Shalgi

/s/ Gil Weiser	Director	March 19, 2013
Gil Weiser

Authorized representative in the United States:

CLICKSOFTWARE, INC.

By:	/s/ Shmuel Arvatz	March 19, 2013
Name:	Shmuel Arvatz
Title:	Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

4.1(1)	2000 Share Option Plan, as amended and restated
4.2(2)	Memorandum of Association
4.3(3)	Articles of Association of ClickSoftware Technologies Ltd., amended and restated as of July 15, 2010
5.1	Opinion of Amit, Pollak, Matalon & Co.
23.1	Consent of Brightman Almagor Zohar & Co., Independent Auditor
23.2	Consent of Amit, Pollak, Matalon & Co. (contained in Exhibit 5.1)
24.1	Power of Attorney (included in signature page to this Registration Statement)

(1)	Incorporated by reference to the Registrant's Proxy Statement for its 2010 Annual Shareholders Meeting filed with the SEC on Form 6-K on June 2, 2010.
(2)	Incorporated by reference to the Registrant’s Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2011.
(3)	Incorporated by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F filed with the SEC on March 30, 2011.